Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

Cbeyond Reports Third Quarter 2006 Results

Revenues Grew by 32.6% and Adjusted EBITDA Increased 40.3% Over Prior Year

ATLANTA (November 1, 2006)—Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of voice, broadband, and mobile services to small businesses, today announced its third quarter 2006 results.

Recent financial and operating highlights include the following:

•	Strong third quarter revenue growth with revenues of $54.9 million, up 32.6% over the third quarter of 2005;

•	Net income of $2.0 million, including non-cash stock-based compensation expense of $1.1 million recorded under SFAS No. 123R, which was adopted during the first quarter of 2006;

•	Total adjusted EBITDA (a non-GAAP measure) of $10.6 million during the third quarter of 2006, an increase of 40.3% from the third quarter of 2005;

•	Rapid growth in customers with 1,807 net customer additions, bringing the total customers in Cbeyond’s six markets to 25,521;

•	Average monthly revenue per customer (ARPU) of $743, down 1.2% from $752 in the prior quarter (second quarter revenues reflect $16 in ARPU relating to changes in estimates from prior periods); and

•	A $5.1 million increase in cash, cash equivalents and marketable securities during the third quarter to $37.1 million, with no debt.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three months and nine months ended September 30, 2005, and 2006 include the following:

	For the Three Months Ended September 30,
	2005	2006	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$41,403	$54,907	$13,504	32.6%
Operating expenses	$40,023	$52,976	$12,953	32.4%
Operating income	$1,380	$1,931	$551	39.9%
Net income before dividends	$928	$2,005	$1,077	116.1%
Capital expenditures	$6,808	$10,200	$3,392	49.8%

Key Operating Metrics and Non-GAAP Financial Measures
Customers	18,897	25,521	6,624	35.1%
Net additions	1,462	1,807	345	23.6%
Average monthly churn rate	1.0%	1.0%	0.0%	0.0%
Average monthly revenue per customer	$760	$743	$(17)	(2.2)%
Adjusted EBITDA (in thousands)	$7,563	$10,612	$3,049	40.3%

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	For the Nine Months Ended September 30,
	2005	2006	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$114,761	$155,019	$40,258	35.1%
Operating expenses	$114,787	$151,997	$37,210	32.4%
Operating income (loss)	$(26)	$3,022	$3,048	N/M
Net income (loss) before dividends	$(1,580)	$3,431	$5,011	N/M
Capital expenditures	$17,172	$32,744	$15,572	90.7%

Key Operating Metrics and Non-GAAP Financial Measures
Customers	18,897	25,521	6,624	35.1%
Net additions	4,184	5,174	990	23.7%
Average monthly churn rate	1.0%	1.0%	0.0%	0.0%
Average monthly revenue per customer	$759	$751	$(8)	(1.1)%
Adjusted EBITDA (in thousands)	$17,961	$27,190	$9,229	51.4%

Management Comments

”Our third quarter results marked another period of solid execution in each of our markets and all aspects of our business, “said Jim Geiger, chief executive officer of Cbeyond. “We achieved our goals for revenue growth and continued to post strong gains in total adjusted EBITDA. We are happy to report that our fifth market, Chicago, hit its milestone of positive adjusted EBITDA on track in September, its 18th month from launch, and will post its first full quarter of positive adjusted EBITDA in the fourth quarter of 2006. Our other operating results included an increase in applications used per customer to 5.4, continued low average monthly churn at 1.0%, and stable ARPU at $743.”

Geiger added, “We are pleased to announce that our next market will be San Diego, with service scheduled to begin early in the first quarter of 2007. Our market launch in San Diego will leverage Cbeyond’s growing strength in the Los Angeles area and will help us build a major presence in the large and rapidly growing southern California small business market.”

Third Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $54.9 million for the third quarter of 2006, an increase of 32.6% from the third quarter of 2005.

ARPU, or average revenue per customer location, was $743 in the third quarter, as compared to $752 in the second quarter, excluding positive revenue adjustments in the second quarter for customer promotional liabilities and terminating access revenues billed to other telecommunications carriers, both of which resulted from changes to estimated obligations recorded in earlier periods. While ARPU has generally declined moderately over time, Cbeyond recorded a slight increase in ARPU in the second quarter of 2006. Cbeyond believes that, while quarter-to-quarter changes in ARPU will be difficult to predict with precision, the added revenue from the Company’s mobile service and continued growth in the use of other value-added applications will continue to provide stability in ARPU and lead to future increases over time.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 70.0% in the third quarter of 2006 as compared with 71.0% in the third quarter of 2005. Cost of service included $0.5 million in expenses associated with network changes identified during our network project relating to the Triennial Review Remand Order (TRRO), which was substantially completed in the second quarter. Gross margin was negatively impacted by mobile handset subsidies expensed in connection with sales of mobile service to Cbeyond’s customers and historically typical early stage results in the newly opened Los Angeles market, which the Company believes is beginning to increase its revenue base to cover the early cost of service in the market. In addition, cost of service included $0.4 million in service credits and performance penalties received from suppliers of access and transport circuits.

Income from Operations and Total Adjusted EBITDA

Cbeyond reported income from operations of approximately $1.9 million in the third quarter of 2006 compared with income from operations of $1.4 million in the third quarter of 2005. As of January 1, 2006, Cbeyond adopted SFAS No. 123R. The income from operations of $1.9 million in the third quarter of 2006 includes $1.1 million in non-cash stock-based compensation expense as calculated using the fair value

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CBEY Reports Third Quarter 2006 Results

November 1, 2006

method under SFAS No. 123R, while the income from operations of $1.4 million in the third quarter of 2005 includes $0.1 million in non-cash stock-based compensation as calculated using the intrinsic method under APB No. 25. As these are two different methodologies used for calculating non-cash stock-based compensation, they are not comparable.

For the third quarter of 2006, total adjusted EBITDA was $10.6 million, an improvement of 40.3% over total adjusted EBITDA of $7.6 million in the third quarter of 2005. Total adjusted EBITDA excludes the impact to EBITDA of non-cash stock-based compensation expense, public offering costs, loss on disposal of property and equipment, and gain on early retirement of debt.

Net Income

Cbeyond reported net income of $2.0 million for the third quarter of 2006 as compared to net income of $0.9 million and a net loss available to common stockholders of $1.7 million for the third quarter of 2005.

Cash and Marketable Securities

Cash, cash equivalents and marketable securities amounted to $37.1 million at the end of the second quarter of 2006, as compared to $32.0 million at the end of the second quarter of 2006. The increase in cash, cash equivalents and marketable securities of $5.1 million in the third quarter was due to a variety of factors, including an increase in the profitability of the company.

Capital Expenditures

Capital expenditures were $10.2 million during the third quarter of 2006, compared to $11.5 million in the second quarter of 2006.

Business Outlook for 2006

Based on results for the first nine months of 2006, Cbeyond has updated its guidance for the year 2006, as follows.

2006	Current Guidance	Prior Guidance
Revenues	Approximately $214 million	At least $212 million
Adjusted EBITDA	Approximately $36 million	At least $32 million
Capital expenditures	Approximately $43 million	$42 million

Conference Call

Cbeyond will hold a conference call to discuss this press release Wednesday, November 1, 2006, at 5:00 p.m. ET. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the Web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing (800) 946-0706 (for domestic U.S. callers) and (719) 457-2638 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for a year.

About Cbeyond

Cbeyond (NASDAQ: CBEY) is an Atlanta-based managed services provider that delivers integrated packages of voice, mobile and broadband services to small businesses in Atlanta, Chicago, Dallas, Denver, Houston and Los Angeles. Cbeyond offers core communications services such as local and long-distance voice, mobile and broadband Internet access along with enhanced applications, including voicemail, email, Web hosting, fax-to-email, data backup, file-sharing, VPN and more. Cbeyond manages these services over a private, 100-percent Voice over Internet Protocol (VoIP) facilities-based network. For more information on Cbeyond, visit www.cbeyond.net.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set

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CBEY Reports Third Quarter 2006 Results

November 1, 2006

forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the risk that we may be unable to continue to experience revenue growth at historical levels; changes in federal or state regulation that affects the Company; pending regulatory action relating to our compliance with customer proprietary network information; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; competitive factors; the need to balance the recruitment and retention of experienced management and personnel with the maintenance of high labor utilization; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; the inability to attract sufficient customers in new markets; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company’s effective tax rate; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the “Risk Factors” in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. In Schedule I, the Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income (loss), cash flow or operating income (loss) as determined in accordance with GAAP.

SCHEDULE I

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with accounting principles generally accepted in the United States, or GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization expenses, excluding non-cash stock option compensation, write-off of public offering costs and gain recognized on troubled debt restructuring, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash stock option compensation, which is a non-cash expense that varies widely among similar companies. The following information includes a reconciliation of total adjusted EBITDA to net income (loss):

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CBEY Reports Third Quarter 2006 Results

November 1, 2006

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006
Revenues:
Customer revenue	$40,307	$53,562	$111,611	$150,960
Terminating access revenue	1,096	1,345	3,150	4,059

Total revenue	41,403	54,907	114,761	155,019

Operating expenses:
Cost of service	11,995	16,460	33,819	47,711
Selling, general and administrative	21,931	28,920	63,219	83,249
Public offering costs	—	659	—	659
Depreciation and amortization	6,097	6,937	17,749	20,378

Total operating expenses	40,023	52,976	114,787	151,997

Operating income (loss)	1,380	1,931	(26)	3,022

Other income (expense):
Interest income	374	518	882	1,317
Interest expense	(730)	(65)	(2,045)	(111)
Loss on disposal of property and equipment	(109)	(241)	(382)	(534)
Other income (expense), net	13	—	(9)	—

Total other income (expense)	(452)	212	(1,554)	672

Income (loss) before taxes	928	2,143	(1,580)	3,694

Income taxes	—	(138)	—	(263)

Net income (loss)	928	2,005	(1,580)	3,431

Dividends accreted on preferred stock	(2,588)	—	(7,458)	—

Net income (loss) available to common stockholders	$(1,660)	$2,005	$(9,038)	$3,431

Earnings (loss) per common share
Basic	$(10.06)	$0.07	$(57.94)	$0.13

Weighted average number of common shares outstanding
Basic	165	27,041	156	26,812

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CBEY Reports Third Quarter 2006 Results

November 1, 2006

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2005	September 30, 2006
ASSETS
Current Assets
Cash and cash equivalents	$27,752	$29,105
Marketable securities	10,170	7,996
Accounts receivable, net of allowance for doubtful accounts of $1,811 and $2,256 as of December 31, 2005 and September 30, 2006, respectively	10,688	16,483
Other assets	4,328	5,723

Total current assets	52,938	59,307

Property and equipment, gross	142,973	171,966
Less: accumulated depreciation	(85,905)	(103,135)

Property and equipment, net	57,068	68,831
Other assets	4,826	3,365

Total assets	$114,832	$131,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$9,364	$5,632
Other accrued liabilities	29,989	41,043
Current portion of capital lease obligations	382	195

Total current liabilities	39,735	46,870

Deferred installation revenue	511	598
Stockholders’ equity
Common stock	266	271
Deferred stock compensation	(701)	(27)
Additional paid-in capital	230,797	236,136
Accumulated deficit	(155,776)	(152,345)

Total stockholders’ equity	74,586	84,035

Total liabilities and stockholders’ equity	$114,832	$131,503

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CBEY Reports Third Quarter 2006 Results

November 1, 2006

CBEYOND, INC. AND SUBSIDIARIES

Selected Operating Statistics

(Dollars in thousands, except where noted)

(Unaudited)

	Sept. 30 2005	Dec. 31 2005	Mar. 31 2006	Jun. 30 2006	Sept. 30 2006
Revenues
Atlanta	$13,874	$14,443	$14,863	$15,932	$16,073
Dallas	10,840	11,402	11,901	12,690	13,127
Denver	12,445	12,977	13,769	14,773	14,828
Houston	3,592	4,331	5,217	6,302	6,952
Chicago	652	1,183	1,820	2,636	3,397
Los Angeles	—	—	8	201	530
San Diego	—	—	—	—	—

Total revenues	$41,403	$44,336	$47,578	$52,534	$54,907

Operating income (loss)
Atlanta	$6,772	$5,978	$7,173	$7,993	$8,517
Dallas	3,646	4,103	3,900	4,277	4,942
Denver	5,234	5,397	6,077	6,643	6,854
Houston	197	397	538	1,349	1,835
Chicago	(1,999)	(615)	(1,382)	(965)	(622)
Los Angeles	—	(382)	(1,029)	(1,585)	(1,783)
San Diego	—	—	—	—	(27)
Corporate	(12,470)	(13,529)	(15,451)	(16,447)	(17,785)

Total operating income (loss)	$1,380	$1,349	$(174)	$1,265	$1,931

Adjusted EBITDA
Atlanta	$8,249	$7,384	$8,640	$9,386	$9,763
Dallas	4,957	5,336	5,278	5,644	6,170
Denver	6,543	6,701	7,346	7,919	8,067
Houston	631	936	1,120	2,001	2,537
Chicago	(1,795)	(358)	(1,081)	(615)	(223)
Los Angeles	—	(382)	(1,029)	(1,438)	(1,587)
San Diego	—	—	—	—	(27)
Corporate	(11,022)	(11,773)	(13,089)	(13,504)	(14,088)

Total adjusted EBITDA	$7,563	$7,844	$7,185	$9,393	$10,612

Adjusted EBITDA margin (market-level)
Atlanta	59.5%	51.1%	58.1%	58.9%	60.7%
Dallas	45.7%	46.8%	44.3%	44.5%	47.0%
Denver	52.6%	51.6%	53.4%	53.6%	54.4%
Houston	17.6%	21.6%	21.5%	31.8%	36.5%
Chicago	N/M	(30.3)%	(59.4)%	(23.3)%	(6.6)%
Los Angeles	N/M	N/M	N/M	N/M	N/M
San Diego	N/M	N/M	N/M	N/M	N/M

Adjusted EBITDA margin (as % of total revenue)
Corporate	(26.6)%	(26.6)%	(27.5)%	(25.7)%	(25.7)%
Total	18.3%	17.7%	15.1%	17.9%	19.3%

Capital expenditures
Atlanta	$1,046	$1,935	$1,396	$1,655	$1,554
Dallas	894	1,795	2,482	2,180	823
Denver	1,047	1,047	1,747	1,134	1,093
Houston	894	1,492	1,217	787	712
Chicago	879	727	745	698	444
Los Angeles	252	1,786	847	816	720
San Diego	—	—	—	116	915
Corporate	1,796	3,812	2,577	4,148	3,939

Total capital expenditures	$6,808	$12,594	$11,011	$11,534	$10,200

Other Operating Data
Customers (at period end)	18,897	20,347	21,909	23,714	25,521
Net additions	1,462	1,450	1,562	1,805	1,807
Average monthly churn rate	1.0%	0.9%	1.0%	1.0%	1.0%
Average monthly revenue per customer location	$760	$753	$751	$768	$743

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CBEY Reports Third Quarter 2006 Results

November 1, 2006

CBEYOND, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Sept. 30 2005	Dec. 31 2005	Mar. 31 2006	Jun. 30 2006	Sept. 30 2006
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$7,563	$7,844	$7,185	$9,393	$10,612
Depreciation and amortization	(6,097)	(6,411)	(6,577)	(6,864)	(6,937)
Non-cash stock option compensation	(86)	(84)	(782)	(1,264)	(1,085)
Secondary offering costs	—	—	—	—	(659)
Interest income	374	443	390	409	518
Interest expense	(730)	(379)	(8)	(38)	(65)
Gain on early retirement of debt	—	4,060	—	—	—
Loss on disposal of property and equipment	(109)	(157)	(157)	(136)	(241)
Other income (expense), net	13	—	—	—	—
Income taxes	—	—	(31)	(94)	(138)

Net income	$928	$5,316	$20	$1,406	$2,005

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$7,563	$10,612	$17,961	$27,190
Depreciation and amortization	(6,097)	(6,937)	(17,749)	(20,378)
Non-cash stock option compensation	(86)	(1,085)	(240)	(3,131)
Secondary offering costs	—	(659)	—	(659)
Interest income	374	518	882	1,317
Interest expense	(730)	(65)	(2,045)	(111)
Loss on disposal of property and equipment	(109)	(241)	(382)	(534)
Other income (expense), net	13	—	(7)	—
Income taxes	—	(138)	—	(263)

Net income (loss)	$928	$2,005	$(1,580)	$3,431

*         *         *         *         *

Except for historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The specific forward-looking statements cover Cbeyond’s expectations for revenue, EBITDA, as adjusted, and capital expenditures for the fiscal year 2006. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cbeyond’s filings with the Securities and Exchange Commission.

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